Exhibit 4.4

NOTICE OF TRANSFER PURSUANT
TO REGISTRATION STATEMENT

U.S. Bank National Association
550 S. Hope Street, Suite 500
Los Angeles, California 90071
Attention: Corporate Trust Services

Quantum Corporation
1650 Technology Drive, Suite 800
San Jose, California, 95110
Attention: General Counsel

Re:    Quantum Corporation (the "Company") 4.375% Convertible Subordinated Notes due 2010 (the "Notes")

Dear Sirs:

Please be advised that                    has transferred $                aggregate principal amount of the above-referenced Notes or the Company's Common Stock, issued on conversion of the Notes, pursuant to the Registration Statement on Form S‑3 (File No.    ‑        ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or Common Stock is named as a selling securityholder in the Prospectus dated                , 2003 or in amendments or supplements thereto, and that the aggregate principal amount of the Notes or number of shares of Common Stock transferred are [a portion of] the Notes or Common Stock listed in such Prospectus as amended or supplemented opposite such owner's name.

                                                                                                     Very truly yours,

                                                                                                      (Name)

                                                                                                     By:
                                                                                                           (Authorized Signature)

Dated: